UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 27, 2013 (March 21, 2013)

PROTEA BIOSCIENCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51474	20-2903252
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

955 Hartman Run Road

Morgantown, West Virginia 26507

(Address of principal executive offices)

(304) 292-2226

(Registrant’s telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information described in Item 3.02 below is incorporated herein by reference in its entirety.

On December 20, 2011, the Company issued convertible promissory notes (the “December Notes”) to Stanley Hostler and Summit Resources, Inc. (collectively, the “December Noteholders”), in an aggregate principal amount equal to $750,000. On April 16, 2012, the Company issued convertible promissory notes (the “April Notes”) to Stanley Hostler, Summit Resources, Inc., Scott Segal, Virginia Child, Nancy Turner and Leo Harris (collectively, the “April Noteholders”), in an aggregate principal amount equal to $640,000. On September 25, 2012, the Company issued convertible promissory notes (the “September Notes”) to Stanley Hostler, Scott Segal, Leonard Harris, Ed Roberson, Summit Resources, Inc., Steven and Nancy Turner, and Virginia Child (collectively, the “September Noteholders”), in an aggregate principal amount equal to $593,216. On November 30, 2012, the Company issued convertible promissory notes (the “November Notes,” together with the “December Notes,” the “April Notes,” and the “September Notes” collectively, the “Notes”) to Stanley Hostler, Leonard Harris, Summit Resources, Inc., Virginia Child, Carl Hostler and Brian Prim (the “November Noteholders” together with the “December Noteholders,” the “April Noteholders,” and the “September Noteholders” collectively the “Noteholders”) in an aggregate principal amount equal to $915,000. Each Note was previously amended to extend the original maturity date set forth in such Note. On March 22, 2013, the Company and each of the Noteholders amended each of the Notes to further extend the maturity dates to May 31, 2013. In exchange for the agreement by the Noteholders to extend the maturity date, the Company agreed to reduce the conversion price set forth in such Notes from $2.00 to $0.50 per share.

Item 3.02 Recent Sales of Unregistered Securities.

On March 21, 2013, Protea Biosciences Group, Inc., a Delaware corporation (the “Company”), issued and sold an aggregate of 1,370,000 shares (the "Shares") of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and a Warrant (as defined below) to purchase 1,027,500 shares of Common Stock for aggregate gross proceeds of $685,000 to El Coronado Holdings, LLC (the "Investor") in accordance with the terms and conditions of that certain Securities Purchase Agreement, dated March 21, 2012 (the "SPA"). The warrant (the “Warrant”) is exercisable for a term of five years from the issue date of the Warrant, at an exercise price of $1.10 per share. The company paid cash commissions equal to $54,800 in connection with the sale of the Shares and Warrants.

Josiah Austin is a director of the Company and the managing member of the Investor with voting and investment control over the securities of the Company owned of record by the Investor and therefore deemed to beneficially own the securities of the Company owned of record by the Investor.

 The securities described herein have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration. The securities described herein were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act and Regulation D promulgated thereunder, in that the sale and purchase of such securities did not involve any public offering and the Company obtained representations from each investor that it was an “accredited investor” as that term is defined under Rule 501 of Regulation D.

The above descriptions of the SPA and Warrants set forth in this Item 3.02 are intended to be a summary only and are qualified in their entirety by the terms of the SPA and Warrant, attached hereto as Exhibit 10.1 and Exhibit 4.1, respectively, to this Current Report on Form 8-K.

As of the date of this filing, there are 36,623,147 shares of Common Stock of the Company issued and outstanding.

Item 9.01. Exhibits and Financial Statements

(d)	Exhibits

4.1	Form of Warrant issued to El Coronado Holdings, LLC

10.1	Securities Purchase Agreement, dated March 21, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 27, 2013	PROTEA BIOSCIENCES GROUP, INC.

	By:	/s/ Stephen Turner
Stephen Turner
Chief Executive Officer